Exhibit 10.6



OPERATIONS & DATA PROCESSING SERVICES AGREEMENT      Effective January 1, 2005
-----------------------------------------------

         THIS OPERATIONS & DATA PROCESSING SERVICE AGREEMENT is made and entered into this 1st day of January, 2005, by and between Republic First Bank ("Customer") and BSC Services Corp ("Servicer"), and updated as necessary to assure an objective allocation of costs, consistent with arms length business practices and all applicable regulations. Actual costs will be billed, based upon good faith estimates of time allocations, unless both parties to the contract agree to a mark-up. Without such mark-up, the services performed are under-market; however, this is acceptable, since neither party is suffering a detriment. So that the Customer can independently gauge the below-market, objective allocation of costs, detail of salary and time allocations will be provided as requested. Should such objective allocations change prior to billings, Customer agrees to modify the next billing to "true up" billings to the actual amounts of the new allocations.

         In consideration of the mutual promises set forth herein, Servicer and Customer agree as follows:

SECTION 1 - SERVICES PROVIDED
-----------------------------

         1.1 Operations & Data Processing Services. Customer hereby engages Servicer to provide operations and data processing services to Customer during the term of this Agreement, such services ("Services") to include facilities maintenance, IT security, technology, deposit, loan accounting, cash management products, wire services and processing of all accounts of Customer associated with processing application charges as set forth in Schedule A attached hereto. Customer shall transport or transmit to Servicer's designated data center, at Customer's risk and expense and in Servicer specified formats, all items, data or information required to enable Servicer to process daily account information and update Customer's master files at the end of each business day. Daily reports shall be available to Customer at data center or available for transmission to Customer on the next business day following the processing date in accordance with an agreed delivery schedule, subject to Customer's timely delivery of its items, data or information to the data center for processing. If Customer requests on-line data inquiry and update capability, Servicer's data processing system shall be made available for such purposes in accordance with Servicer's standard availability.

         1.2 Financial Accounting/Reporting. All general ledger accounting functions will be performed. These services include maintenance of general ledger, and reconciliation of all accounts, monthly closing, preparation of call reports, preparation of monthly financial statements and related board reports, asset/liability management reporting, tax reporting and preparation and maintenance of the budget.

         1.3 Human Resources Function. Human resources functions will be provided. These services include preparation of payroll, benefit administration, and assistance in recruitment.

         1.4 Compliance. Compliance reviews, training, implementation of new regulations, and assistance to regulatory authorities in assuring compliance with regulatory and examination team requirements will be provided.

SECTION 2 - OTHER SERVICES AND OBLIGATIONS
------------------------------------------

         2.1 Item Processing and Special Services. If requested by Customer, Servicer may, at its option, provide certain item processing services through its designated data center or outside contractor, which services may include receipt and capture of Customer items to magnetic media, balancing of captured and rejected transactions to proof totals and notification to Customer of any out-of-balance condition. If requested by Customer, Servicer will provide any special back office services indicated in the Services Schedule attached with charges reflected in Schedule A, which services may include proof and balancing, inclearing, proof of deposit, reject processing, bulk filing, statement preparation, filming and research services. Customer shall have full responsibility to determine the authenticity, genuineness or accuracy of items delivered by Customer and the accuracy of the reports based thereon.

         2.3 Training. Servicer shall provide to Customer service standard training programs for the purpose of training Customer's personnel in the proper use of Servicer's procedures, systems and reports. Customer shall provide competent personnel for such training and shall cooperate with Servicer in properly scheduling such training in conjunction with Customer's conversion to Servicer's standard training.

SECTION 3 - PAYMENT OF FEES
---------------------------

         3.1 Service Charges. Customer agrees to pay Servicer for the Services in accordance with the charges set forth in Schedule A attached hereto. Changes will be determined to approximate market rates as necessary. Payment shall be due monthly upon receipt of invoice. Any charges not paid within thirty (30) days of invoice date shall bear interest at the rate of


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1% per month. Customer agrees to pay all applicable sales or other taxes with respect to the Services. After expiration of one (1) year from the date of initial processing under this Agreement, the charges shall be reevaluated on the basis of updated time/expense allocations

SECTION 4 - TERM OF AGREEMENT
-----------------------------

         4.1 Term. This Agreement is effective and legally binding as of the date hereof and, unless terminated as hereinafter provided, shall continue for a period of ten years from January 1, 2005. Upon agreement of the Boards of Directors of both Customer and Servicer, the term may be shortened or otherwise modified.

SECTION 5 - PROTECTION OF CUSTOMER DATA/AUDIT/COMPLIANCE WITH REGULATIONS
-------------------------------------------------------------------------

         5.1 Confidentiality. All data relating to Customer's business provided to Servicer by Customer shall be treated confidentially and safeguarded by Servicer using the same care and discretion, which Servicer uses with data it regards as confidential.

         5.2 Access to Personnel, Systems and Records/Audit. Consistent with normal business standards and regulatory requirements, Servicer will be subject to reasonable access to auditors.

         5.3 Compliance with Regulations. Servicer agrees to comply with all applicable regulations.

SECTION 6 - TERMINATION
-----------------------

         6.1 Termination for Default. Either Customer or Servicer may terminate this Agreement upon material default of the other party under this Agreement and failure of such defaulting party to cure such default within one hundred eighty
(180) days after receipt of written notice specifying the event of default claimed. If such default is not cured within such 180-day period, and the terminating party intends to terminate, the terminating party must within ten
(10) days thereafter give thirty (30) days written notice of termination.

SECTION 7 - GENERAL
-------------------

         7.1 Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware. This Agreement has been accepted in and shall be performable in New Castle County, Delaware.

         7.2 Entire Agreement. This Agreement constitutes the entire integrated agreement between the parties, hereby superseding any and all previous representations, understandings or agreements, and may be amended only by an instrument in writing signed by Customer and an executive officer of Servicer. SERVICER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE CONTAINED HEREIN.

         7.3 Assignment. Neither Customer nor any successor, receiver or assignee shall directly or indirectly assign this Agreement (whether such assignment is effected in connection with a sale of Customer's assets, stock or through merger, an insolvency proceeding or otherwise) without the prior written consent of Servicer.

         7.4 Binding Effect. This Agreement is binding on the parties hereto and their respective successors and assigns. Customer represents that the officer signing below is duly authorized to enter into this Agreement on behalf of Customer. If amended, this Agreement shall be deemed binding on Servicer only when signed by an executive officer of Servicer.

IN WITNESS WHEREOF, Customer and Servicer have entered into this revised Agreement.

                                                 BSC Services Corp.

                                                 BY: /s/ Paul Frenkiel
                                                 ---------------------
                                                 Paul Frenkiel

                                                 TITLE: Chief Financial Officer

                                                 DATE: January 31, 2005
                                                 ---------------------

                                                 REPUBLIC FIRST BANK

                                                 BY: /s/ Robert Davis
                                                 ---------------------
                                                 Robert Davis

                                                 TITLE: President
                                                 DATE: January 31, 2005
                                                 ---------------------

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